EXHIBIT 21.1


                           LIST OF SUBSIDIARIES


                 Subsidiaries of Foodbrands America, Inc.

                                         State of      Percentage
   Name                                 Incorporation      Owned

Continental Deli Foods, Inc.               Delaware        100%
Doskocil Specialty Brands Company          Delaware        100%
FBAI Investments Corporation               Oklahoma        100%
Florida Panel Company*                     Florida         100%
National Service Center, Inc.              Delaware        100%
Pafco Importing Company, Inc.              Delaware        100%
RKR-GP, Inc.                               Delaware        100%
Wilson Certified Express, Inc.             Delaware        100%



               Subsidiaries of Continental Deli Foods, Inc.

                                         State of      Percentage
   Name                                Incorporation      Owned

Brennan Packing Co., Inc.                  Delaware        100%
Doskocil Food Service Company, L.L.C.      Oklahoma       99.5%**



               Subsidiaries of FBAI Investments Corporation

                                         State of      Percentage
   Name                                  Formation        Owned

KPR Holdings, L.P.                         Delaware        99%**



* Florida Panel Company is an inactive corporation and has no assets.

**   RKR-GP owns 1% of KPR Holdings, L.P. and .5% of Doskocil
     Food Service Company.